UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2023

Morgan Stanley

(Exact Name of Registrant

as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value	MS/PO	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.500% Non-Cumulative Preferred Stock, Series P, $0.01 par value	MS/PP	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2023, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) announced that Edward (Ted) Pick will become the Company’s Chief Executive Officer, effective January 1, 2024. At such time, Chairman and Chief Executive Officer James P. Gorman will serve as Executive Chairman and will no longer serve in the capacity of Chief Executive Officer. The Board also announced that Co-President Andy Saperstein will also become the Head of Wealth and Investment Management, and that Dan Simkowitz will become Co-President of the Company and the Head of Institutional Securities, effective January 1, 2024.

The Board determined that Mr. Pick is best suited to lead the Company following an orderly multi-year succession planning process. Mr. Pick is an outstanding executive and a strategic leader with deep knowledge of the Company’s businesses, and a strong track record of building and growing the Company’s client franchise, developing and retaining talent, allocating capital with sound risk management, and carrying forward the Company’s culture and values. The Board believes its succession planning process has demonstrated the world-class quality and depth of Morgan Stanley’s leadership talent and has resulted in the appointment of an outstanding Chief Executive Officer and two strong executives as the Company’s Co-Presidents who will be invaluable leaders in helping the incoming Chief Executive Officer to manage the Company.

Mr. Pick, age 54, has served as Co-President and Co-Head of Corporate Strategy (since June 2021), Head of Institutional Securities (since July 2018), Global Head of Sales and Trading (October 2015 to July 2018), Head of Global Equities (March 2011 to October 2015), Co-Head of Global Equities (April 2009 to March 2011), Co-Head of Global Capital Markets (July 2008 to April 2009), and Co-Head of Global Equity Capital Markets (December 2005 to July 2008). Mr. Pick joined the Company in 1990.

Mr. Saperstein, age 56, has served as Co-President (since June 2021) and Head of Wealth Management (since April 2019), Co-Head of Wealth Management (January 2016 to April 2019), Co-Chief Operating Officer of Institutional Securities (March 2015 to January 2016), and Head of Wealth Management Investment Products and Services (June 2012 to March 2015). Mr. Saperstein joined the Company in 2006.

Mr. Simkowitz, age 57, has served as Head of Investment Management (since October 2015) and Co-Head of Corporate Strategy (since June 2021), Co-Head of Global Capital Markets (March 2013 to September 2015), Chairman of Global Capital Markets (November 2009 to March 2013), and Managing Director in Global Capital Markets (December 2000 to November 2009). Mr. Simkowitz joined the Company in 1990.

On October 25, 2023, the Board increased the number of directors on the Board from 14 to 15, effective January 1, 2024, and elected Mr. Pick to the Board, also effective January 1, 2024. No committee assignments for Mr. Pick have been determined at the time of this filing. Mr. Pick, as an employee director, will not receive any compensation for his Board service. There are no arrangements or understandings between Mr. Pick and any other person pursuant to which Mr. Pick was selected as a director.

Mr. Pick, Mr. Saperstein and Mr. Simkowitz do not have any family relationships with any other executive officer or director of the Company, nor have Mr. Pick or Mr. Simkowitz been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K. A related person transaction between Mr. Saperstein and the Company is disclosed in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders under “Certain Transactions” on page 46 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/895421/000114036123016930/ny20005681x1_def14a.htm).

On October 25, 2023, in consultation with its independent compensation consultant, the Compensation, Management Development and Succession Committee of the Board (the “Committee”) approved a one-time staking award (the “Awards”) to each of Mr. Pick, Mr. Saperstein and Mr. Simkowitz. The Committee determined that granting the Awards to each of our incoming Chief Executive Officer and Co-Presidents is in the best interests of the Company and its shareholders as the Company transitions from 14 years of exceptional leadership by Mr. Gorman. The Committee granted the Awards in acknowledgment of the Board’s assessment of the criticality to the continued success of Morgan Stanley of ensuring that each executive continues their outstanding leadership in their new roles at the Company.

The Awards are equity-based, and are designed to reinforce the executive’s accountability for the Company’s future financial goals and directly tie compensation outcomes to shareholder-based value creation over a multi-year period in a balanced manner that does not encourage imprudent risk taking, while incentivizing leadership continuity. Each Award consists of 60% performance stock units (“PSUs”) with a performance period of 2024-2026 that convert to shares in 2027 and 40% restricted-stock units (“RSUs”) that vest and convert to shares on January 25, 2027. Given a recent review of the Company’s PSU program in 2022 with the Committee’s independent compensation consultant and the Company’s Chief Risk Officer and resulting updates to the program, the Committee determined that the program’s equal weighting of absolute and relative ROTCE performance metrics, three-year performance period and performance grid were appropriate for the PSU portion of the Award in order to maintain alignment with the Company’s financial and strategic objectives. The Awards do not contain a provision for vesting upon achieving retirement eligibility, are subject to cancellation for resignation or competitive activity, and are subject to the Company’s accounting restatement clawback policy and Equity Ownership Commitment. Each Award has a grant date fair value of $20 million, which is approximately the average of the annual variable compensation of the three executives. The aggregate number of PSUs and RSUs granted was determined by dividing the Award grant value by the volume-weighted average price of the Company’s common stock on the grant date. These Awards are not part of the executives’ regular annual compensation and will not be awarded on a regular basis.

The above summary of the Awards is qualified in its entirety by reference to the applicable award certificate (forms of which are attached as Exhibit 10.33 to the Company’s annual report on Form 10-K for the year ended December 31, 2017 and Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022).

The Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

99.1	Press release of the Company dated October 25, 2023.

101	Interactive Data Files pursuant to Rule 406 of Regulation S-T formatted in Inline eXtensible Business Reporting Language (“Inline XBRL”).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	October 27, 2023	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary